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                                                                    Exhibit 4.11

Roth Capital Partners Incorporated                            Individual Lock-Up
24 Corporate Plaza, Suite 200
Newport Beach, California  92660

Ladies and Gentlemen:

     In connection with a proposed initial public offering (the "Offering") by Stockpoint, Inc. (the "Company") of shares of the Company's common stock (the "Common Stock"), the Company has filed a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). To induce you to enter into an underwriting agreement for the Offering (the "Underwriting Agreement"), I agree that for the 180 day period following the day on which the Registration Statement becomes effective under the Securities Act (the "Lock Up Period"), I will not, without the prior written consent of Roth Capital Partners Incorporated, directly or indirectly:

     o    issue,

     o    offer,

     o    sell (including any short sale),

     o    grant any option for the sale of,

     o    acquire any option to dispose of,

     o    assign,

     o    transfer,

     o    pledge or

     o    otherwise encumber or dispose of

any shares of Common Stock, or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock or any beneficial interest therein (collectively, "Convertible Securities"), that, as of the date the Registration Statement was filed with the U.S. Securities and Exchange Commission or becomes effective, I own of record or beneficially.

     I also agree that if I offer or sell any shares of Common Stock or Convertible Securities (including securities I acquire after the Offering commences) during the Lock Up Period (with the prior written consent of Roth Capital Partners Incorporated) or during the 180 days following the end of Lock Up Period, I will offer and sell these securities through Roth Capital Partners Incorporated.

     I understand that, notwithstanding the above, I may transfer my Common Stock or Convertible Securities to:

     o    my spouse,

     o    my parents,

     o    my siblings,

     o    my children or other lineal descendants,

     o    any trust for the benefit of the above persons,

     o any of my distributees, legatees or devisees who acquire my Common Stock or Convertible Securities by will or operation of law upon my death, or

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     o    any other recipient of a bona fide gift or a charitable contribution of Common Stock or Convertible Securities by me,

but only if my transferees agree in writing to be bound by the terms of this letter to the same extent as me.

     Notwithstanding the above, if the Underwriting Agreement is not executed on or before July 1, 2000, this agreement shall terminate and be of no effect.

                                    Very truly yours,



                                    ____________________________________________


                                    Dated:   __________________, 2000

Accepted as of the date set forth immediately above:

ROTH CAPITAL PARTNERS INCORPORATED



By____________________________________

Name:_________________________________

Title:________________________________


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Roth Capital Partners Incorporated                                Entity Lock-Up
24 Corporate Plaza, Suite 200
Newport Beach, California  92660

Ladies and Gentlemen:

     In connection with a proposed initial public offering (the "Offering") by Stockpoint, Inc. (the "Company") of shares of the Company's common stock (the "Common Stock"), the Company has filed a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). To induce you to enter into an underwriting agreement for the Offering (the "Underwriting Agreement"), the undersigned agrees that for the 180 day period following the day on which the Registration Statement becomes effective under the Securities Act (the "Lock Up Period"), the undersigned will not, without the prior written consent of Roth Capital Partners Incorporated, directly or indirectly:

     o    issue,

     o    offer,

     o    sell (including any short sale),

     o    grant any option for the sale of,

     o    acquire any option to dispose of,

     o    assign,

     o    transfer,

     o    pledge or

     o    otherwise encumber or dispose of


any shares of Common Stock, or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock or any beneficial interest therein (collectively, "Convertible Securities"), that, as of the date the Registration Statement was filed with the U.S. Securities and Exchange Commission or becomes effective, the undersigned owns of record or beneficially.

[continued on next page]


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     The undersigned also agrees that if the undersigned offers or sells any shares of Common Stock or Convertible Securities (including securities the undersigned acquires after the Offering commences) during the Lock Up Period (with the prior written consent of Roth Capital Partners Incorporated) or during the 180 days following the end of Lock Up Period, the undersigned will offer and sell these securities through Roth Capital Partners Incorporated.

                                    Very truly yours,






                                    By__________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________

                                    Dated:   _______________, 2000

Accepted as of the date set forth above:

ROTH CAPITAL PARTNERS INCORPORATED



By___________________________________

Name:________________________________

Title:_______________________________




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